Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Picpay Holdings Netherlands B.V.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A common shares, par value of euro0.01 per share	(1)	457(a)	26,285,715		$19.00	$499,428,585.00	0.0001381	$68,971.09
Fees Previously Paid	Equity	Class A common shares, par value of euro0.01 per share	(2)	457(o)		$		$100,000,000.00		$13,810.00

Total Offering Amounts:								$499,428,585.00		68,971.09
Total Fees Previously Paid:										13,810.00
Total Fee Offsets:
Net Fee Due:										$55,161.09

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Offering Note(s)

(1)	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. The price of $19.00 per share represents the high end of the proposed offering price range.

(c) Includes the aggregate offering price of additional shares that the underwriters have the option to purchase from the registrant, if any.

(2)	(a) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(b) Includes the aggregate offering price of additional shares that the underwriters have the option to purchase from the registrant, if any.

(c) The Registrant previously paid a registration fee of $13,810.00 in connection with the initial filing of the Registration Statement Form F-1 (No. 333- 292572) on January 5, 2026. In accordance with Rule 457(b), this amount is credited against the total filing fee payable.